Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This Separation Agreement and Release of Claims (“Agreement”) is made and entered into by and between Richard Graham (“Employee”) and Theravance Biopharma US, Inc. (“Theravance” or “Company”).  Employee and Theravance shall be referred to herein as the “Parties.”

Employee’s employment with Theravance terminated on February 29, 2024 (the “Termination Date”).  When this Agreement becomes effective as set forth in paragraph K it will constitute the agreement to provide severance benefits to Employee in exchange for Employee entering this Agreement which among other things includes a release of claims.

Employee and Theravance agree as follows:

A.Severance Benefits

After this Agreement becomes effective pursuant to paragraph K Theravance shall provide Employee with the following severance benefits:

1.

Severance Payment: Following the Termination Date and provided Employee has complied with the terms of this Agreement, Theravance will pay Employee a lump sum equivalent to thirteen (13) weeks of Employee’s full time base salary December 31, 2023 which equals the gross amount of $130,000 and which will be subject to all applicable taxes, deductions, and other withholdings.

2.

Health Insurance Continuation: Provided Employee completes the required documentation to continue Employee’s health insurance coverage under COBRA Theravance will pay the cost of continuing Employee’s health insurance coverage under COBRA for up to nine months at the level of coverage applicable to the employee on the Termination Date.  COBRA coverage payment by Theravance will cease if Employee obtains other health insurance coverage during the period Employee is eligible for Theravance paid coverage under the terms of this Agreement.  Employee agrees to notify Theravance in the event Employee obtains other health insurance coverage.  Employee will be responsible for making payments to continue health insurance under COBRA after the period for which Theravance is paying the cost under the terms of this Agreement.

3.

Acceleration of Vesting: The treatment of Employee’s outstanding equity awards to acquire ordinary shares of Theravance Biopharma, Inc. shall be governed by the applicable award agreement and plan rules, including but not limited to the Theravance Biopharma, Inc. Amended and Restated 2013 Equity Incentive Plan or other applicable equity incentive plan. To the extent permissible under the rules of any applicable plans, and subject to strict compliance by Employee with Employee’s obligations hereunder, the Company will vest 7,500 of Employee’s outstanding unvested restricted share units (“RSUs”) as of the effective date of this Agreement (the “Vesting Acceleration”). The Vesting Acceleration will apply to the

7,500 unvested RSUs subject to Employee’s 2023 performance RSU award for which the performance conditions have been achieved and which remain subject to service- based vesting. To the extent any RSUs vest pursuant to this paragraph A.3, the RSUs will be settled within ten (10) business days after the effective date of this Agreement, with the exact date or dates to be selected by the Company in its sole discretion. Upon settlement of any RSUs that vest pursuant to this paragraph A.3, the Employee’s tax withholding obligations will be satisfied by having the Company withhold a number of ordinary shares that would otherwise be issued to Employee when the RSUs are settled with a fair market value equal to such tax withholding obligations. For this purpose only, the Employee’s tax withholding obligations will be calculated using the federal income tax rate of 37% previously elected by Employee or if applicable using the federal supplemental rate. Employee acknowledges and agrees that except as set forth in this paragraph, vesting of Employee’s outstanding equity awards will cease on the Termination Date and that no further vesting will occur other than pursuant to the Theravance Biopharma, Inc. Change in Control Severance Plan (“Severance Plan”) and the applicable award agreement.

4.

Change in Control Severance Benefits:  To the extent Theravance Biopharma, Inc. is subject to a “Change in Control” (as defined in the Severance Plan) within three months after the Termination Date, Employee will be eligible for the severance benefits described in the Severance Plan on the terms and conditions set forth therein; provided, however, that such severance benefits shall be reduced by any amounts paid to or on account of Employee pursuant to paragraphs A.1. and A.2. hereof.

B.Release of Claims by Employee

1.General Release and Releasees:

Except as set forth below, in consideration of the severance benefits provided herein, Employee on Employee’s behalf, and on behalf of Employee’s agents, heirs, beneficiaries and assigns, hereby fully and forever releases, waives, discharges and promises not to sue or otherwise maintain, institute or cause to be instituted any legal proceedings against Theravance, or its related entities and subsidiaries, or any of its or its related entities’ and subsidiaries’ current or former officers, directors, shareholders, predecessors, successors, agents, employees, contractors, insurers, representatives, joint employers, or any person or entity to which Theravance has provided services (collectively, “Releasees”), with respect to any and all liabilities, claims, demands, contracts, debts, monetary damages or other form of personal relief, of any nature, kind and description, whether at law, in equity or otherwise, whether or not now known or ascertained, which currently do or may exist, including without limitation any matter, cause or claim arising out of or related to any and all acts, events or omissions, occurring prior to the date this Agreement is executed (collectively “Released Claims”).

2.Claims Covered by General Release:

Except as set forth herein, the Released Claims include, but are not limited to, those that have been or could be asserted against any Releasee arising out of, in connection with, or in any way related to (a) Employee’s employment with, or separation from, Theravance; (b) any term or condition of Employee’s employment with Theravance, including but not limited to any and all disputed wages, compensation, salaries, commissions, pay, allowances, monies, expenses/reimbursements, employee benefits, sick/vacation pay, paid leave benefits, any other disputed wage and hour related claims, and any other benefits, penalties, interest, damages, and promises related to the same; and (c) any claims to any equity interest in Theravance, including without limitation stock options, shadow stock, restricted stock, membership units, distribution rights, partnership, stock, and all other forms of equity.

Without limiting the foregoing, by way of example only and except as set forth herein, the Released Claims also include any and all claims for severance benefits, attorneys’ fees, indemnification, injunctive relief, breach of contract, promissory estoppel, quantum meruit, breach of the covenant of good faith and fair dealing, violation of public policy, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, fraud, defamation, negligent hiring/supervision, assault/battery, constructive discharge, wrongful discharge, retaliation, claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1964, the Private Attorneys General Act of 2004 (“PAGA”), the Civil Rights Act of 1866, the Americans with Disabilities Act, the Unruh Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the California Labor Code, California Wage Orders, the California Business and Professions Code, the California Family Rights Act, the Pregnancy Disability Leave law, the California Constitution, and any other statutory, regulatory or common law claims relating to employment.

Except as set forth herein, all Released Claims are forever waived and barred by this Agreement regardless of the forum in which they may be brought.  The Parties intend for this release to be as broad as legally permissible.

C.Waiver of Unknown Claims – Civil Code Section 1542

In furtherance of the intent to waive, release and discharge Theravance from any and all Released Claims, whether known or unknown, Employee understands and agrees that except as set forth herein the Release stated in paragraph B applies to claims known and presently unknown by Employee; and that this means that if, hereafter, Employee discovers facts different from or in addition to those which Employee now knows or believes to be true, that the release and waiver in paragraph B shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of such facts.

Accordingly, Employee hereby expressly and knowingly waives, fully and forever, any and all rights and benefits conferred upon Employee by the provisions of Section 1542 of the Civil Code of the State of California and any statutes or legal principles of like effect of any other jurisdiction.  Civil Code Section 1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

D.Matters Excluded From Released Claims

Notwithstanding the terms of paragraphs B and C, nothing contained in this Agreement shall be deemed to be a release or waiver by Employee of any claim which cannot be waived or released by private agreement.  In addition, the Released Claims in Paragraph B hereof shall not include:  (a) any benefit entitlements vested as of the date Employee’s employment ended, including pursuant to written terms of any applicable employee benefit plan governed by the Employment Income Security Act of 1974 (“ERISA”); (b) rights under Workers’ Compensation or Unemployment Insurance law;  (c) rights if any under any equity or stock option grant previously made to employee; and (d) rights arising under this Agreement.

This Agreement shall not prohibit Employee from filing a claim with a government agency that is responsible for enforcing a law such as the Securities and Exchange Commission (“SEC”), the National Labor Relations Board (“NLRB”), the Equal Employment Opportunity Commission (“EEOC”), the Department of Fair Employment and Housing (“DFEH”), the Office of Federal Contract Compliance Programs (“OFCCP”) or the Occupational Safety and Health Administration (“OSHA”).  However, unless subject to legal requirements to the contrary, if any, Employee understands that by entering this Agreement, Employee will not be entitled to recover any monetary damages or any other form of personal relief in connection with such a claim, investigation or proceeding.

This Agreement shall not be construed to prohibit Employee from providing information regarding Employee’s former employment relationship with Theravance as may be required by law or legal process, or from cooperating, participating or assisting in any government or regulatory entity investigation or proceeding.

E.Proprietary Information

Employee acknowledges that Employee signed the Theravance Biopharma US, Inc. Proprietary Information and Inventions Agreement (“PIIA”) in connection with Employee’s employment with Theravance.  Employee represents that Employee has not breached the PIIA, including but not limited to by retaining possession or control of any Proprietary Information, Company Documents and/or other Theravance materials, or causing another person or persons to retain possession or control of Proprietary Information, Company documents and/or other Theravance materials, in violation of the PIIA.  Employee understands that the terms of the PIIA survive the termination of Employee’s employment and shall remain binding and enforceable against Employee.  Notwithstanding anything herein to the contrary, an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.  Nothing herein is intended, or should be construed, to affect the immunities created by the Federal Defend Trade Secrets Act of 2016 or any similar state law.

If Employee does not possess a copy of the PIIA that Employee signed, a copy may be obtained by contacting Charissa Shaughnessy, cshaughnessy@theravance.com, (650) 465-4546.

F. Governing Law

The Parties hereby agree that California law shall govern the construction, interpretation and enforcement of this Agreement.

G.Severability

The Parties agree that if any provision, or portion thereof, of this Agreement shall for any reason be determined to be invalid, unenforceable or contrary to public policy or any law, it shall if possible be interpreted, modified or reformed as necessary to be enforceable.  If it cannot be interpreted, modified or reformed to be enforceable, such provision or portion thereof that is determined to be invalid, unenforceable, contrary to public policy or law shall be severed and deemed null and void, leaving the remainder of this Agreement in force and effect as a separation agreement and release of claims.

H.Consideration Period

Employee will have twenty-one (21) days from February 29, 2024 within which to consider this Agreement and to decide whether to enter it; however, Employee is free to execute it at any time before the expiration of the consideration period.  Employee is hereby is advised to consult with an attorney regarding this Agreement; however, Employee is not required to do so.

I.Signing Agreement

If Employee decides to enter this Agreement, it must be signed electronically by completing the DocuSign process linked on the signature line on page 6.  Agreements signed and accepted by the DocuSign process will be automatically forwarded to Theravance. Employee will not be eligible to sign this Agreement until on or after the Termination Date.

J.Revocation

Employee will have seven (7) days following Employee’s signing of this Agreement to revoke Employee’s acceptance of it.  To revoke, Employee must deliver a written statement of revocation to Charissa Shaughnessy, cshaughnessy@theravance.com by e-mail or mail or delivery of a physical document addressed to Charissa Shaughnessy, 901 Gateway Boulevard, South San Francisco, CA 94080, no later than midnight on the seventh (7th) day after Employee signed this Agreement.  If Employee revokes within seven (7) days, Employee will receive no benefits under this Agreement.

K.Effective Date

If Employee signs and does not exercise Employee’s right to revoke this Agreement, it shall become effective on the eighth day after Employee signs it.  The severance payment provided for herein shall be paid to Employee on or by the normal Theravance payday following the next payday after the Agreement becomes effective.  COBRA payment and coverage will become effective retroactive to March 1, 2024 if Employee completes the required COBRA documentation.  Receipt of severance benefits is expressly conditioned on Employee’s compliance with the terms of this Agreement, and return of all Theravance property, except for Theravance property Employee receives written permission to retain.

L.Effect of Agreement

This Agreement, once it has been executed by Employee and has become effective and fully enforceable, will be a full and complete defense to any action or proceeding initiated or prosecuted by Employee concerning rights released and waived herein.  If Employee does not sign this Agreement or revokes Employee’s acceptance after signing Employee will not receive the severance benefits set forth in paragraph A.

M.Entire Agreement

This Agreement constitutes the entire agreement between the Parties regarding the matters set forth herein, and no amendment or modification will be effective unless in writing and signed by the party against whom enforcement is sought.  This Agreement supersedes and replaces all agreements currently in effect between Employee and Theravance regarding the subjects addressed herein, except for those agreements expressly identified herein as continuing in effect.

I knowingly and voluntarily agree to the terms of this Agreement.

Dated:	2/29/2024	By: /s/ Richard Graham
Signature

Richard Graham
Print Name

Dated:	February 29, 2024	Theravance Biopharma US, Inc.